                                                                     EXHIBIT 2.2

                         AGREEMENT AND PLAN OF MERGER

                                August 6, 1999


                                 By and Among


                        DIRECT ACCESS INTERACTIVE, INC.
                            (A Georgia Corporation)

                                      And

                                SBS CORPORATION
                           (An Alabama Corporation)

                                      And

        The Shareholders of SBS Corporation Named on Schedule I hereto

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1     THE MERGER.............................................................   1

     Section 1.1   The Merger........................................................   1
     Section 1.2   Closing...........................................................   1
     Section 1.3   Effective Time of the Merger......................................   2
     Section 1.4   Articles of Incorporation; Bylaws.................................   2

ARTICLE 2     OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION....................   2

ARTICLE 3     CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES....................   2

     Section 3.1   Consideration and Conversion of Shares............................   2
                      (a)  Company Common Stock......................................   2
                      (b)  Purchaser Common Stock....................................   3
     Section 3.2   Escrow of Certain Shares..........................................   3
     Section 3.3   Fractional Shares.................................................   3
     Section 3.4   Surrender and Exchange of Certificates............................   3
                      (a)  Surrender of Certificates.................................   3
                      (b)  Lost Certificates.........................................   4
                      (c)  Dividends on Purchaser Common Stock.......................   4
                      (d)  Adjustments...............................................   4
     Section 3.5   Legending of Securities...........................................   5
     Section 3.6   Phantom Stock Option Plan.........................................   5
     Section 3.7   Anti-dilution Protection..........................................   6

ARTICLE 4     RULES OF CONSTRUCTION..................................................   6

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.....   8

     Section 5.1   Organization......................................................   9
     Section 5.2   Capitalization....................................................   9
     Section 5.3   Authority; No Violation...........................................   9
     Section 5.4   Financial Statements..............................................  10
     Section 5.5   Broker's and Other Fees...........................................  11
     Section 5.6   Absence of Certain Changes or Events..............................  11
     Section 5.7   Legal Proceedings.................................................  13
     Section 5.8   Taxes and Tax Returns.............................................  14
     Section 5.9   Employee Benefit Plans and Relations..............................  15
     Section 5.10  Compliance with Applicable Laws...................................  16

                                    Page i

       Section 5.11     Certain Contracts.............................................................  17
       Section 5.12     Properties and Insurance......................................................  18
       Section 5.13     Environmental Matters.........................................................  19
       Section 5.14     Intellectual Property.........................................................  20
                              (a) Ownership...........................................................  20
                              (b) Procedures for Copyright Protection.................................  20
                              (c) Procedures for Trade Secret Protection..............................  20
                              (d) Ownership of Software...............................................  21
                              (e) Absence of Claims...................................................  21
       Section 5.15     Adequacy of Technical Documentation...........................................  21
       Section 5.16     Third-Party Components in Software............................................  21
       Section 5.17     Third-Party Interests or Marketing Rights in Software.........................  22
       Section 5.18     No Parachute Payments.........................................................  22
       Section 5.19     Absence of Certain Agreements and Practices...................................  22
       Section 5.20     Major Vendors and Customers...................................................  23
       Section 5.21     Accounts Receivable...........................................................  23
       Section 5.22     Bank Accounts.................................................................  23
       Section 5.23     Corporate Records.............................................................  24
       Section 5.24     Combinations Involving the Company............................................  24
       Section 5.25     Labor Relations...............................................................  24
       Section 5.26     Year 2000 Matters.............................................................  24
       Section 5.27     Change in Control Provisions..................................................  25
       Section 5.28     Disclosure....................................................................  25

ARTICLE 6     ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...........................  25

       Section 6.1      Securities Act Compliance.....................................................  25
       Section 6.2      Access to Information.........................................................  26
       Section 6.3      Experience; Investment........................................................  26
       Section 6.4      No Prior Convictions..........................................................  26
       Section 6.5      Tax Advice....................................................................  27
       Section 6.6      Shareholders' Additional Representations......................................  27

ARTICLE 7     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................................  28

       Section 7.1      Corporate Organization........................................................  28
       Section 7.2      Capitalization................................................................  28
       Section 7.3      Authority; No Violation.......................................................  28
       Section 7.4      Financial Statements..........................................................  29
       Section 7.5      Broker's and Other Fees.......................................................  30
       Section 7.6      Legal Proceedings.............................................................  30
       Section 7.7      Properties and Insurance......................................................  30
       Section 7.8      Intellectual Property.........................................................  31
                              (a) Ownership...........................................................  31

                                    Page ii

                              (b) Ownership of Software................................................  31
                              (c) Absence of Claims....................................................  31
                              (d) Third Party Interests in Software....................................  32
       Section 7.9      Compliance with Applicable Laws................................................  32
       Section 7.10     Taxes and Tax Returns..........................................................  32
       Section 7.11     Corporate Records..............................................................  33
       Section 7.12     Combinations Involving the Purchaser...........................................  33
       Section 7.13     Disclosure.....................................................................  33

ARTICLE 8        COVENANTS AND AGREEMENTS OF THE PARTIES...............................................  33

       Section 8.1      Current Information............................................................  33
       Section 8.2      Confidentiality................................................................  33
       Section 8.3      Regulatory Matters; Consents; Cooperation, etc.................................  34
       Section 8.4      Parties' Efforts; Further Assurances; Cooperation..............................  34
       Section 8.5      Public Announcements...........................................................  34
       Section 8.6      Failure to Fulfill Conditions..................................................  34
       Section 8.7      Disclosure Supplements.........................................................  34
       Section 8.8      Release; Covenant Not to Sue...................................................  35
       Section 8.9      No Transfers...................................................................  36
       Section 8.10     Special Provisions with Respect to the Company.................................  36
       Section 8.11     Cooperation and Exchange of Information........................................  36
       Section 8.12     Release of Guaranties..........................................................  37

ARTICLE 9        CLOSING CONDITIONS....................................................................  37

       Section 9.1      Conditions of Each Party's Obligations Under this Agreement....................  37
                              (a) Approvals and Regulatory Filings.....................................  37
                              (b) Suits and Proceedings................................................  37
                              (c) Closing of Other Merger..............................................  37
       Section 9.2      Conditions to the Obligations of Purchaser under this Agreement................  37
                              (a) Representations and Warranties; Covenants and Agreements; Consents...  38
                              (b) Opinion of Counsel...................................................  38
                              (c) Certificates.........................................................  38
                              (d) Nonsolicitation and Confidentiality Agreements.......................  38
                              (e) Intentionally omitted................................................  38
                              (f) Termination or Assignment of Certain Agreements......................  38
                              (g) Employment Agreements................................................  38
                              (h) Release of Obligations...............................................  38
                              (i) Escrow Agreement.....................................................  39
       Section 9.3      Conditions to the Obligations of the Company and the Shareholders
                          under this Agreement ........................................................  39
                              (a) Representations and Warranties; Covenants and Agreements; Consents...  39
                              (b) Certificates.........................................................  39

                                   Page iii

                           (c) No Material Adverse Effect on Purchaser..............................  39
                           (d) Approvals............................................................  39
                           (e) Escrow Agreement.....................................................  39
                           (f) Opinion of Purchaser's Counsel.......................................  40
                           (g) Termination of Guaranties............................................  40
                           (h) Registration Rights Agreement........................................  40
                           (i) Employment Agreements................................................  40

ARTICLE 10    TERMINATION, AMENDMENT AND WAIVER.....................................................  40

       Section 10.1     Termination.................................................................  40
       Section 10.2     Effect of Termination.......................................................  41
       Section 10.3     Specific Performance........................................................  41
       Section 10.4     Amendment...................................................................  41
       Section 10.5     Extension; Waiver...........................................................  41

ARTICLE 11    INDEMNIFICATION.......................................................................  41

       Section 11.1     Indemnification by the Company and Shareholders.............................  41
       Section 11.2     Indemnification by Purchaser................................................  42
       Section 11.3     Claims for Indemnification..................................................  42
       Section 11.4     Defense of Claim by Third Parties...........................................  43
       Section 11.5     Third Party Claim Assistance................................................  43
       Section 11.6     Settlement of Indemnification Claims........................................  43
       Section 11.7     Manner of Indemnification by the Company and Shareholders...................  44
       Section 11.8     Certain Limitations.........................................................  44
       Section 11.9     Exclusive Remedy............................................................  44
       Section 11.10    Insurance Reduction.........................................................  44

ARTICLE 12    MISCELLANEOUS.........................................................................  45

       Section 12.1     Expenses....................................................................  45
       Section 12.2     Notices.....................................................................  45
       Section 12.3     Parties in Interest.........................................................  46
       Section 12.4     Entire Agreement............................................................  46
       Section 12.5     Counterparts................................................................  47
       Section 12.6     Governing Law...............................................................  47
       Section 12.7     Arbitration.................................................................  47
       Section 12.8     Invalidity of any Part......................................................  47
       Section 12.9     Time of the Essence; Computation of Time....................................  48

                                    Page iv

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated and effective as of August 6, 1999, by and among DIRECT ACCESS INTERACTIVE, INC., a Georgia corporation (the "Purchaser"), SBS CORPORATION, an Alabama corporation (the "Company"), and the shareholders of the Company named on Schedule I hereto, each
                                                         ----------
a resident of the State designated on Schedule I (each a "Shareholder" and,
                                      ----------
collectively, the "Shareholders"). The Purchaser, the Company and the Shareholders are hereinafter collectively called the "Parties."

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Shareholders own all of the outstanding common stock, par value $10.00 per share, of the Company (the "Company Common Stock");

     WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser, the Company and the Shareholders desire and deem it in their respective best interests that the Company be merged with and into the Purchaser (the "Merger");

     WHEREAS, the parties intend that the Merger, to the extent of the non-cash consideration, qualify as a tax-free transaction pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Boards of Directors and the shareholders of the Company and the Purchaser have approved the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined below), the Company
          ----------
shall be merged with and into the Purchaser in accordance with the provisions of this Agreement, the Georgia Business Corporation Code (the "GBCC") and the Alabama Business Corporation Act (the "ABCA"), and the separate existence of the Company shall thereupon cease, and the Purchaser, as the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Georgia as a wholly-owned subsidiary of The InterCept Group, Inc. ("InterCept"). The Merger shall have the effect provided under applicable laws including, but not limited to, Section 14-2-1106 of the GBCC and Section 10-2B-11.06 of the ABCA.

     1.2  Closing.  The consummation of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 at

10:00 a.m. on August 6, 1999 or at such other place and time as the Purchaser and the Company may agree (the "Closing Date"). The parties agree to use all commercially reasonable efforts to hold the Closing on or before August 6, 1999. At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 9.

     1.3  Effective Time of the Merger.  Contemporaneous with or immediately
          ----------------------------
following the Closing, the parties shall cause a certificate of merger (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Alabama in accordance with the provisions of the GBCC and ABCA. The Merger shall become effective at the close of business on the date of such filing, unless a different effective time is specified in the Certificate of Merger (the "Effective Time").

     1.4  Articles of Incorporation; Bylaws.  The Certificate of Incorporation
          ---------------------------------
and Bylaws of the Purchaser shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation, to the extent the provisions thereof are permitted under the GBCC, until duly amended in accordance with applicable law.

                                   ARTICLE 2
              OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     At the Effective Time, the persons who are directors and officers of the Purchaser at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
              CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES

  3.1     Consideration and Conversion of Shares.  At the Effective Time, in
          --------------------------------------
consideration for and fulfillment of the obligations, covenants, terms and conditions set forth in this Agreement, by virtue of the Merger:

          (a)  Company Common Stock.  Each issued and outstanding share of
               --------------------
Company Common Stock (an aggregate of 150 shares) shall automatically be canceled and extinguished and shall thereafter be converted into only the right to receive (i) 17333-1/3 shares of common stock, without par value, of the Purchaser (the "Purchaser Common Stock"), and (ii) One Hundred Eleven Thousand Three Dollars and 37/100 ($111,003.37) in cash without interest (the "Cash"), subject to the escrow provided for in Section 3.2 below. Each share of Company Common Stock held in the treasury of Company, if any, shall be automatically canceled and extinguished, and no payment shall be made in respect of such shares.

          (b)  Purchaser Common Stock.  Each share of Purchaser Common Stock
               ----------------------
issued and outstanding at the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

  3.2     Escrow of Certain Shares.  At the Closing, Purchaser shall deliver (or
          ------------------------
cause to be delivered) to the escrow agent set forth in the Escrow Agreement in the form of Exhibit 3.2 hereto (the "Escrow Agreement"), one certificate for
            -----------
Purchaser Common Stock equal to ten percent (10%) of the Purchaser Common Stock to be issued in connection with the Merger pursuant to Section 3.1(a) (collectively, the "Escrow Shares") for the escrow established pursuant to the Escrow Agreement. Until such Escrow Shares are disbursed under the terms of the Escrow Agreement, the Shareholders shall be entitled to vote such Escrow Shares according to their pro rata interest, as provided in the Escrow Agreement. Dividends, distributions and other proceeds, if any, paid with respect to the Escrow Shares during the escrow period shall be held in escrow and disbursed under the Escrow Agreement in the same manner as the Escrow Shares. Certificates for the remaining shares of Purchaser Common Stock to be delivered in connection with the Merger shall be delivered to the Shareholders in accordance with
Section 3.5 below.

  3.3     Fractional Shares.  No fractional shares of Purchaser Common Stock
          -----------------
will be issued, and fractional shares to which the Shareholders would otherwise be entitled will be disregarded.

  3.4     Surrender and Exchange of Certificates.
          --------------------------------------

          (a)  Surrender of Certificates.  At the Closing, Purchaser shall
               -------------------------
deliver certificates for the number of shares of Purchaser Common Stock provided for in Section 3.1(a). Upon surrender to Purchaser of certificates representing Company Common Stock (the "Certificates"), and subject to the Escrow Agreement, the holder of such Certificates shall be entitled to receive at the Closing in exchange therefor, (i) the amount of Cash to which such Shareholder shall have become entitled pursuant to the provisions of Section 3.1(a) payable by wire transfer to such Shareholder's designated account and (ii) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Purchaser Common Stock to which such Shareholder shall have become entitled pursuant to the provisions of Section 3.1, and the Certificates so surrendered shall forthwith be canceled. All payments in respect of Company Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

          (b)  Lost Certificates.  In the case of any lost, misplaced, stolen or
               -----------------
destroyed Certificate, the holder thereof will be required, as a condition precedent to delivery to such holder of the purchase price for his shares of Company Common Stock, to deliver to Purchaser an indemnity agreement and a bond in such sum as Purchaser reasonably directs as indemnity against any claim that may be made against Purchaser with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

          (c)  Dividends on Purchaser Common Stock.  No holder of a Certificate
               -----------------------------------
shall be entitled to delivery of any dividend or other distribution from Purchaser having a record date after the Closing Date until surrender of such holder's Certificate pursuant to this Section 3.4. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Purchaser but were not paid by reason of the foregoing with respect to the number of shares of Purchaser Common Stock represented by the Certificate(s) issued upon such surrender. From and after the Closing Date, Purchaser shall, however, be entitled to treat any such Certificate that has not yet been surrendered pursuant to Section 3.4(a) as evidencing the ownership of the aggregate purchase price represented by such Certificate, notwithstanding any failure to surrender such Certificate.

          (d) Adjustments.  In the event that at any time after the date hereof
              -----------
and prior to the Closing Date, Purchaser shall effect (i) a dividend or other distribution with respect to Purchaser Common Stock payable in Purchaser Common Stock or other property (other than cash), (ii) a combination or conversion of outstanding Purchaser Common Stock into a smaller number of shares of such Purchaser Common Stock, or (iii) any reorganization or reclassification, or any consolidation or merger of Purchaser with another corporation where Purchaser is not the surviving corporation, or the sale of all or substantially all of its assets to another corporation, in such a way that holders of outstanding Purchaser Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for such Purchaser Common Stock (any such event described in (i)-
(iii) above referred to as a "Diluting Event"), then, as a condition of such Diluting Event, lawful and adequate provision shall be made whereby the Shareholders shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of Purchaser Common Stock), in addition to or in lieu of (as the case may be) the number of shares of Purchaser Common Stock, as the case may be, to which such Shareholders are entitled immediately prior to such Diluting Event, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Purchaser Common Stock to which the Shareholders were so entitled, and in any case appropriate provision shall also be made with respect to such Shareholders' rights and interests to the end that the provisions of this
Section 3.4 shall thereafter be applicable in relation to any shares of stock, securities or other property thereafter deliverable to such Shareholders pursuant to the provisions hereof.

  3.5     Legending of Securities.
          -----------------------

          (a) The shares of Purchaser Common Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of
Section 4(2) thereof, Regulation D promulgated thereunder, or other private offering exemptions and Purchaser is relying on the representations of the Shareholders with respect to such exemptions. Each Shareholder understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by each Shareholder pursuant to this Agreement will be given to Purchaser's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or unless an exemption from such registration is available.

          The securities represented hereby are subject to the provisions of an Agreement and Plan of Merger and a Registration Rights Agreement dated August 6, 1999, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such agreement may be obtained at the principal executive offices of Direct Access Interactive, Inc.

          (b) The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Purchaser Common Stock issued to the Shareholders pursuant to this Agreement has not been transferred in such manner to justify the removal of the legend therefrom.

  3.6     Phantom Stock Option Plan.  Pursuant to its Phantom Stock Option Plan
          -------------------------
effective as of November 1998, the Company has issued 85,715 shares of its phantom stock (the "Phantom Stock"), 17,143 of which vest upon a Change in Control of the Company (as defined therein), which includes the transactions contemplated by this Agreement. All holders of Phantom Stock, the amounts of Phantom Stock they hold, the amounts of Phantom Stock which vest or will be vested upon Closing and the amount of cash to be paid to each holder of Phantom Stock are identified on Schedule 3.6. At or prior to Closing, the Company shall
                        ------------
terminate its Phantom Stock Option Plan, whereupon all unvested Phantom Stock will expire with no liability to the Company. Contemporaneously with the Closing, the Company will enter into an agreement with the sole holder of vested shares of Phantom Stock terminating such holder's Phantom Stock Agreement and all rights thereunder in consideration for the payment by the Company to the holder of $74,800 in cash. Such payment shall cause a reduction in the aggregate purchase price to be paid by the Purchaser to the Shareholders under this Agreement and appropriate adjustments shall be made to the amount of Cash paid to the Shareholders at Closing as a result of such payments by the Purchaser to the holder of Phantom Stock.

  3.7     Anti-dilution Protection.  Prior to filing of its initial Underwritten
          ------------------------
Public Offering (as defined below), Purchaser may not issue shares of Purchaser Common Stock such that, following any such issuance, the aggregate number of shares of Purchaser Common Stock issued to the Shareholders under this Agreement (including shares held in escrow) shall represent less than 16.0% of the total outstanding shares of Purchaser Common Stock; provided, however, that Purchaser
                                              --------  -------
may issue shares of Purchaser Common Stock in a transaction that causes the Shareholder's ownership to be less than 16.0% if:

          (a)  David W. Brasfield consents to the transaction;

          (b) at least two (2) investment bankers selected by Purchaser determine that the fair market value of the shares of Purchaser Common Stock issued to the Shareholders following such transaction is not less than the fair market value of such shares prior to the transaction; or

          (c) such additional issuance is for cash consideration which the Purchaser's Board of Directors deems to be for fair market value at such time.

     For the purposes of the consent in (a) above, David W. Brasfield shall be the Shareholders' representative, and the Shareholders hereby agree to be bound by his decision. For purposes of this Agreement, "Underwritten Public Offering" means a public offering of the common stock of the Purchaser which is offered and sold in a "firm-commitment" underwriting pursuant to a registration statement on a form suitable for such offering which has been declared effective by the U.S. Securities and Exchange Commission.

                                   ARTICLE 4
                             RULES OF CONSTRUCTION

               In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

          (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

          (b)  Any reference to any gender includes the other gender;

          (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

          (d) Any reference to any agreement, instrument or other document (1) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (2) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

          (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

          (f)  Any reference to "writing" includes printing, typing, lithography
                                -------
and other means of reproducing words in a visible form;

          (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

          (h) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

          (i) References herein to the "Company Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Company and/or the Shareholders to the Purchaser and all other documents, agreements, and other items disclosed by the Company and/or the Shareholders in writing to the Purchaser and attached to such schedules in connection with this Agreement, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

          (j) The term "disclosed by Purchaser" means and includes, with respect to information concerning any event, fact or circumstance, information contained in the Purchaser's Disclosure Schedules, in this Agreement and the other Purchase Agreements;

          (k)  The term "including" means "including, without limitation";

          (l) The term "Governmental Authority" means any United States federal, state or local, or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

          (m) The term "Knowledge" as used with respect to (1) the Shareholders (including any references to the Shareholders being aware of a particular matter) means the actual knowledge of the Shareholders and information which they reasonably should have known, after inquiry, given the nature of the disclosure and (2) the Company or the Purchaser (including any references to the Company or the Purchaser being aware of a particular matter) means the actual knowledge of the officers of the Company or the Purchaser, as the case may be, and information which they reasonably should have known, after inquiry, given the nature of the disclosure;

          (n) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (1) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (2) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;

          (o) The term "person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (as defined herein);

          (p) References herein to the "Purchaser Disclosure Schedules" mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Purchaser to the Company and the Shareholders and all other documents, agreements, and other items disclosed by the Purchaser in writing to the Company and the Shareholders and attached to such schedules in connection with this Agreement, and references to a numbered Purchaser Disclosure Schedule shall mean that portion of the Purchaser Disclosure Schedules that refers to the specific section or subsection of Article 7 of this Agreement;

          (q) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner or managing member; and

          (r) Each of the Parties acknowledges that it has had the opportunity to negotiate the terms and provisions of this Agreement, with the assistance and review of its counsel. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

                                   ARTICLE 5
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     To induce the Purchaser to enter into this Agreement and the other Purchase Agreements (defined in Section 12.4 below), the Company and the Shareholders, jointly and severally, hereby represent and warrant to Purchaser as follows:

  5.1     Organization.
          ------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as disclosed on Company Disclosure Schedule 5.1(a), is duly licensed or qualified
             ----------------------------------
to do business and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except where the failure of the Company to be so licensed, qualified or in good standing would not have and is not reasonably likely to have a Material Adverse Effect on the Company.

          (b)  Company Disclosure Schedule 5.1(b) sets forth true and correct
               ----------------------------------
copies of the Articles of Incorporation and Bylaws of the Company and all amendments thereto.

          (c)  Except as disclosed on Company Disclosure Schedule 5.1(c), the
                                      ----------------------------------
Company does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

  5.2     Capitalization.  The authorized capital stock of the Company consists
          --------------
of 1,000 shares of Company Common Stock and no shares of preferred stock or any other form of capital stock. As of the date hereof, there are 150 shares of Company Common Stock issued and outstanding. Company Disclosure Schedule 5.2
                                              -------------------------------
sets forth the number of shares of Company Common Stock owned by each Shareholder and the number of shares of Company Common Stock which may be acquired by each holder of warrants and options to purchase Company Common Stock. There are no options, warrants, or other rights to acquire Company Common Stock from the Company. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued pursuant to effective registration statements or under available exemptions from the registration requirements of the federal and state securities laws. Except as set forth on Company Disclosure Schedule 5.2, the
                                         -------------------------------
Company has not granted nor is it bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and, except as set forth on Company Disclosure
                                                              ------------------
Schedule 5.2, there are no agreements or understandings with respect to voting
------------
any such shares.

  5.3     Authority; No Violation.
          -----------------------

          (a) Except as disclosed on Company Disclosure Schedule 5.3(a)
                                     ----------------------------------
(collectively, the "Company Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Authorizations") any third party or any Governmental Authority are necessary on behalf of the Company or any of the Shareholders in connection with (i) the execution and delivery by the Company and the Shareholders of this Agreement and the other Purchase Agreements, (ii) the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby and (iii) the performance of the Company's and the Shareholder's obligations under this Agreement and the Purchase Agreements. The Company has the full corporate power and authority to execute and deliver this Agreement and the other Purchase Agreements and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Purchase Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors and Shareholders of the Company in accordance with the Articles of Incorporation and Bylaws of the Company and with applicable Laws (as defined below). Except for the Company Approvals, no other corporate proceedings on the part of the Company are necessary for the Company and the Shareholders to execute and deliver this Agreement and the other Purchase Agreements to which they are a party and for the Company and the Shareholders to be bound by the terms hereof and thereof. This Agreement and the other Purchase Agreements to which they are a party have been duly and validly executed and delivered by the Company and the Shareholders and constitute the valid and binding obligation of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with its and their terms, except to the extent that the availability of the remedy of specific performance may be limited by equitable principles.

          (b) Neither the execution and delivery by the Company and the Shareholders of this Agreement and the other Purchase Agreements to which they are a party, nor the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby in accordance with the other terms hereof and thereof, nor compliance by the Company and the Shareholders with any of the terms or provisions hereof or thereof, will: (i) violate any provision of the Company's Articles of Incorporation or Bylaws; (ii) assuming that the Company Approvals are duly obtained, violate any United States federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, "Laws") applicable to the Company, the Shareholders or any of its or their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of the Company or the Shareholders under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Shareholders is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to
(ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company, and which will not prevent or delay the consummation of the transactions contemplated hereby.

  5.4     Financial Statements.
          --------------------

          (a)  Company Disclosure Schedule 5.4(a) sets forth copies of: (i) the
               ----------------------------------
balance sheets of the Company as of June 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, and (ii) the statements of income, stockholders' equity and cash flows for the periods ended June 30, 1999, December 31, 1998, December 31, 1997 and December 31, 1996 (together with the related notes, collectively, the "Company Financial Statements"). The Company Financial Statements for 1997 and 1998 have been audited by Hardman Guess Frost & Cummings, P.C. and the audit letters of such firm are included therein.

          (b) The Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP") applied consistently during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly the financial position of the Company as of the respective dates set forth therein, and the consolidated results of the Company's operations and its cash flows for the respective periods set forth therein, in accordance with GAAP, except, in the case of interim financial statements, for normal year-end adjustments consistent with past practice.

          (c) The books and records of the Company have been maintained in material compliance with applicable legal and accounting requirements, including GAAP.

          (d) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company
                                                                -------
Disclosure Schedule 5.4(d), since December 31, 1998, the Company has not
--------------------------
incurred any liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"), except (1) in the ordinary course of business and consistent with past practice, (2) Liabilities that in the aggregate do not have a Material Adverse Effect on the Company and (3) this Agreement and the other Purchase Agreements.

          (e) Since December 31, 1998, to the Company's and the Shareholders' Knowledge, there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of the Company that has had, individually or in the aggregate, a Material Adverse Effect on the Company since that date or which is reasonably likely to have a Material Adverse Effect on the Company, other than changes, occurrences and circumstances disclosed by the Company on the Company Disclosure Schedules.

  5.5     Broker's and Other Fees. Except as disclosed in Company Disclosure
          -----------------------                         ------------------
Schedule 5.5, neither Company nor any of the Shareholders have employed any
------------
broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Purchase Agreements.

  5.6     Absence of Certain Changes or Events.
          ------------------------------------

          (a)  Except as disclosed in Company Disclosure Schedule 5.6(a) or as
                                     ----------------------------------
reflected in the Company Financial Statements for June 30, 1999, the Company and the Shareholders do not have Knowledge of any facts or conditions which they reasonably believe to be likely to cause a Material Adverse Effect on the Company in the next twelve months from that reflected in the Company Financial Statements.

          (b)  Except for the execution of this Agreement and as set forth in

Company Disclosure Schedule 5.6(b) or as reflected in the Company Financial
----------------------------------
Statements for June 30, 1999, since December 31, 1998, the Company has conducted its business only in the ordinary course, consistent with past practice and neither the Company nor the Shareholders has taken or permitted any of the actions set forth below:

               (1) failed to maintain its existence and status in good standing in all jurisdictions in which it is required to be qualified or registered to conduct its business, except where the failure to do so would not have a Material Adverse Effect on the Company;

               (2) failed to maintain all of its tangible assets in good operating condition (ordinary wear and tear excepted);

               (3) changed any provision of its Articles of Incorporation or Bylaws;

               (4) issued any additional shares of Company Common Stock or other securities, rights to purchase or agreements of any character relating to the authorized or issued capital stock of the Company or any securities convertible into shares of such stock, or split, combined or reclassified any shares of its capital stock, or declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

               (5) directly or indirectly redeemed, purchased or otherwise acquired any capital stock of the Company;

               (6) granted any severance or termination pay to, or entered into or amended any employment or severance agreement with, any of its directors, officers or employees; adopted any new employee benefit plan or arrangement of any type or increased compensation or benefits to its directors, officers or employees except with respect to employee increases and discretionary bonuses paid in the ordinary course of business and consistent with past practices and policies and, with regard to bonuses, in amounts that do not result in a material variance from the amounts reflected for such payments through the date of the most recent balance sheet included in the Company Financial Statements;

               (7) made any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate in the aggregate outside the ordinary course of business or acquired in any manner whatsoever any business or entity;

               (8) entered into, terminated, modified or amended any agreement or arrangement with any officer or director of the Company or any "affiliate" of any such officer or director, as that term is defined in Regulation 14A of the Exchange Act (an "Affiliate");

               (9) made any change in its accounting methods or practices or any change in the method of valuing assets included in the Company Financial Statements;

               (10) increased, or made any change in any assumptions underlying the method of calculating any bad debt, contingency or other reserves from those reflected in the Company Financial Statements;

               (11) incurred, paid, discharged or satisfied any Liabilities in excess of $50,000 in the aggregate, other than in the ordinary course of business;

               (12) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

               (13) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any material assets or properties, except in the ordinary course of business;

               (14) declared, filed or permitted to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to the Company or any of the Shareholders;

               (15) failed to perform its obligations under any Material Contract (except those being contested in good faith) or entered into, assumed or amended any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

               (16) taken any action that would or could reasonably be expected to result in (A) a Material Adverse Effect on the Company or (B) any of the Company's or the Shareholders' representations and warranties contained in
Article 5 or any of the Shareholders' representations and warranties contained in Article 6 not being true and correct in any material respect at the Closing Date, or that would cause any of the conditions to Closing not to be satisfied; or

               (17) directly or indirectly agreed to do any of the foregoing.

          (c) Prior to December 31, 1998, neither the Company nor the Shareholders had taken or permitted any of the actions described in Section 5.6(b) above that should have been reflected in the Company Financial Statements but are not.

  5.7     Legal Proceedings.  Except as disclosed in Company Disclosure Schedule
          -----------------                          ---------------------------
5.7, neither the Company nor any of the Shareholders is a party to any, and
---
there are no pending or, to the Company's or the Shareholders' Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or the Shareholders. Except as disclosed in Company Disclosure Schedule 5.7, the
                                      -------------------------------
Company is not a party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Company
                                                                       -------
Disclosure Schedule 5.7, to the Company's or the Shareholders' Knowledge, no
-----------------------
actions, suits, demands, notices, claims, investigations or proceedings are pending or threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of the Company or that otherwise relate, directly or indirectly to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Company's or the Shareholders' Knowledge, are there any circumstances which they reasonably believe to be likely to lead to such actions, suits, demands, notices, claims, investigations or proceedings.

  5.8     Taxes and Tax Returns.  Except as disclosed in Company Disclosure
          ---------------------                          ------------------
Schedule 5.8:
------------

          (a) The Company has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local, or foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed by the Company and the Shareholders to Purchaser in writing). As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. The Company has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of the Company through such date.

          (b) None of the Returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or any other United States federal, state or local or any foreign Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings presently pending nor, to the Knowledge of the Company and the Shareholders, any other disputes pending with respect to, or claims asserted for, Taxes upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of the Company, except Liens for Taxes not yet due. The Company and the Shareholders have complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

          (c) The Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) except as set forth on Company Disclosure Schedule 5.8(c) is not
                                       ----------------------------------
required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company (nor to the Company's or the Shareholders' Knowledge has any Governmental Authority proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which the Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended ("Code").

  5.9     Employee Benefit Plans and Relations.  Except as disclosed in Company
          ------------------------------------                          -------
Disclosure Schedule 5.9:
-----------------------

          (a) The Company does not maintain or contribute to any "employee pension benefit plan" (the "Company Pension Plans"), as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any pension, profit-sharing, retirement, thrift or stock bonus plan, "employee welfare benefit plan" (the "Company Welfare Plans"), as such term is defined in
Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, bonus plan or other similar plan, program or arrangement (collectively the "Employee Plans"). The Company has not contributed to, or been required to contribute to, any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

          (b) Each of the Company Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Code, and neither the Company nor the Shareholders are aware of any fact or circumstance that would adversely affect the qualified status of any such plan.

          (c) Each of the Company Pension Plans, Company Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws.

          (d) Neither the Company nor, to the Company's or the Shareholders' Knowledge, any trustee, fiduciary or administrator of any Company Pension Plan or Company Welfare Plan or any trust created thereunder, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject the Company or any such trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
Section 4975.

          (e) No Company Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Company Pension Plan, as that term is defined in Section 4043(b) of ERISA.

          (f) There are no pending or, to the Company's or the Shareholders' Knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Pension Plans or the Company Welfare Plans or any trusts related thereto.

          (g)  Accruals; Funding.
               -----------------

               (i)    Pension Plans.  None of the Employee Plans is a Pension
                      -------------
Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).

               (ii)   Other Plans.  Company Disclosure Schedule 5.9(g) fully and
                      -----------   ----------------------------------
accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

               (iii) Contributions. Except as set forth on Company Disclosure
                     -------------
Schedule 5.9(g): (A) the Company and each trade or business (whether or not
---------------
incorporated), which together with the Company is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o) (an "ERISA Affiliate"), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation ("PBGC") premiums and amounts required to be contributed under Code
Section 412; (B) where applicable, all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

          (h) Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission ("SEC") with respect to the Employee Plans have been so filed, published or disseminated, except where a failure to do so would not have a Material Adverse Effect on the Company.

     5.10 Compliance with Applicable Laws. Except as set forth in Company
          -------------------------------                         -------
Disclosure Schedule 5.10, the Company holds all licenses, franchises, permits,
------------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of its business, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect. No proceeding is pending or, to the Company's or Shareholder's Knowledge, threatened seeking the revocation or suspension of any License. Except as set forth on Company Disclosure Schedule 5.10, the Company is
                                --------------------------------
and has been in compliance in all material respects with all applicable Laws, and neither the Company nor any Shareholder has received any notices of any allegation of any violation by the Company of any Laws or Licenses.

     5.11 Certain Contracts.
          -----------------

          (a)  Company Disclosure Schedule 5.11(a) lists the following
               ----------------------------------
agreements (collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which the Company is a party or by which the Company or any of its properties or assets is bound:

               (i) all agreements involving an annual commitment or payment by any party thereto of more than $100,000 individually or in any group of related agreements;

               (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise or similar agreements;

               (iii) all license agreements pursuant to which the Company licenses any intellectual property from another party that are material to the Company's business and all license agreements pursuant to which the Company licenses intellectual property to other parties that were not entered into in the ordinary course of business;

               (iv) all leases of real and personal property that is material to the Company's business and operations;

               (v) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by the Company in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

               (vi) all powers of attorney, guarantees, suretyships or similar agreements; and

               (vii) all other agreements (other than agreements with the Company's customers described in Section 5.11(f)) to which the Company or any Shareholder is a party and either (A) which is material to the Company's business or (B) the breach of or default under which would have a Material Adverse Effect on the Company (for purposes of this Clause (vii) only, breaches or defaults which cause only a cash Liability of $50,000 individually or $100,000 in the aggregate shall not be deemed to cause a "Material Adverse Effect").

          (b)  Except as set forth on Company Disclosure Schedule 5.11(b), to
                                      -----------------------------------
the Knowledge of the Company and the Shareholders, each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms. The Company has provided a true and complete copy of each Material Contract to Purchaser.

          (c)  Except as disclosed in Company Disclosure Schedule 5.11(c), (i)
                                      -----------------------------------
the Company is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) or other obligation becoming due from the Company to any officer, employee, director, shareholder or consultant thereof. Company Disclosure Schedule 5.11(c) sets
                                   -----------------------------------
forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which the Company is a party.

          (d)  Except as disclosed in Company Disclosure Schedule 5.11(d), no
                                      -----------------------------------
agreement or understanding to which the Company or any Shareholder is a party or by which any of them is bound limits the freedom of the Company or any Shareholder to compete in any line of business or with any person.

          (e)  Except as disclosed in Company Disclosure Schedule 5.11(e),
                                      -----------------------------------
neither the Company nor any Shareholder nor, to the Knowledge of the Company or the Shareholders, any other party thereto, is in default under any of the Material Contracts or any other material agreement to which the Company or any Shareholder is a party or to which its or their properties is bound; to the Company's and the Shareholders' Knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement or to otherwise claim or collect damages the impact of which would have a Material Adverse Effect on the Company; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company and the Shareholders thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby and by the other Purchase Agreements. Except as disclosed in Company Disclosure Schedule 5.11(e), upon consummation of the transactions
----------------------------------
contemplated by this Agreement and the other Purchase Agreements, the Company will be entitled to continue to enjoy the material advantages and benefits of the business arrangements, agreements, opportunities and relationships of the Company as it enjoyed prior to the date hereof without interference or interruption.

          (f)  Company Disclosure Schedule 5.11(f) sets forth samples of
               -----------------------------------
contracts, licenses and other agreements used in the ordinary course of its business in connection with the sale by the Company of its products and services to customers. The actual contracts, licenses, and other agreements entered into with customers contain substantially the same terms as the samples provided, subject to changes negotiated and entered into in the ordinary course of business, which changes do not materially adversely impact the rights or obligations of the Company under such contracts, licenses and agreements.

     5.12 Properties and Insurance.
          ------------------------

          (a)  Except as disclosed in Company Disclosure Schedule 5.12(a), the
                                      ----------------------------------
Company has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements as of June 30, 1999, or owned or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith (and for which adequate reserves have been made) and
(ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company. The Company as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company as presently occupied, used, possessed and controlled by the Company or necessary in the operation of its businesses as currently conducted.

          (b) The business operations and insurable material properties and assets of the Company are insured for their benefit under the policies or bonds as in effect on the date hereof, copies of which are attached hereto as Company
                                                                        -------
Disclosure Schedule 5.12(b). The Company has not received any notice of
--------------------------
cancellation or notice of a material amendment of any such insurance policy or bond and the Company is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

          (c) No person other than the Company is currently entitled to possession of any of the properties that are material to the business or operations of the Company or the loss of use of which would have a Material Adverse Effect on the Company, whether owned or leased by the Company. To the Company's and the Shareholders' Knowledge, the real property, buildings, structures and improvements owned or leased by the Company conform in all material respects to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The Company has not received notice of, and to the Company's and the Shareholders' Knowledge, there does not exist (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by the Company, (ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by the Company's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by the Company constitute all of the property and assets that the Company uses or may reasonably need in connection with the operation of its business as conducted on the Closing Date, and all such property and assets are in good repair and operating condition, normal wear and tear excepted. The consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not impair the ability of the Company to continue to use such properties and assets.

     5.13 Environmental Matters.
          ---------------------

          (a) The operations of the Company comply, and have complied, in all material respects with all applicable Laws relating to pollution or protection of the environment ("Environmental Laws").

          (b) The Company has obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of the Company's business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Company is in compliance in all material respects with all terms and conditions thereof.

          (c) Neither the Company nor any of the Shareholders has received any notice of any pending or threatened investigation, proceeding or claim to the effect that the Company is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, or to the Company's and the Shareholders' Knowledge, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person or entity or for any such cleanup costs.

     5.14 Intellectual Property. The Company develops, markets and licenses
          ---------------------
certain proprietary application software products and systems to financial institutions and other customers (the "Software Programs"), and in connection therewith the Company has developed certain related technical documentation and user reference manuals (the "Documentation"). The Software Programs and the Documentation are collectively referred to as the "Software." The Software Programs are listed on Company Disclosure Schedule 5.14.
                       --------------------------------

          (a)  Ownership. Except as set forth in Company Disclosure Schedule
               ---------                         ---------------------------
5.14(a), the Company owns all patents, trademarks, service marks, trade names
-------
and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Company in the conduct of its business. Company Disclosure Schedule 5.14(a) sets forth all
                         -----------------------------------
domestic and foreign patents, trademarks, service marks, trade names and copyrights owned or used by the Company and all applications therefor and registrations thereof.

          (b)  Procedures for Copyright Protection. Company Disclosure Schedule
               -----------------------------------  ---------------------------
5.14(b) sets forth the form and placement of the proprietary legends and
-------
copyright notices displayed in or on the Software including screen displays. In no instance has the eligibility of the Software for protection under copyright law been forfeited to the public domain.

          (c)  Procedures for Trade Secret Protection. Neither the Company nor
               --------------------------------------
any Shareholder has ever disclosed source code for any of the Software to a third party other than the persons identified in Company Disclosure Schedule
                                                 ---------------------------
5.14(c), each of which has executed a nondisclosure agreement in favor of the
-------
Company. The Company discloses its source code to employees only on a need-to-know basis in connection with the performance of their duties to the Company. Except as described in Company Disclosure Schedule 5.14, each current employee
                       --------------------------------
of the Company and each former employee of the Company whose employment has terminated since January 1, 1996 has executed and delivered to the Company an Employment Agreement in the form attached to Company Disclosure Schedule 5.14
                                             --------------------------------
containing provisions for the protection of trade secrets and confidential information of the Company and the absolute ownership by the Company of all work resulting from the performance of services by such employee. The source code and system documentation comprising the Software have at all times been maintained by the Company in confidence and the Company has not taken (nor has it failed to take) any action which would be reasonably likely to result in such source code and system documentation not being protectable as a trade secret under applicable Laws.

          (d)  Ownership of Software. Except as disclosed on Company Disclosure
               ---------------------                         ------------------
Schedule 5.14(d), all persons who have contributed to or participated in the
----------------
conception and development of the Software on behalf of the Company have been full-time employees of the Company hired to prepare such works within the scope of employment. As a consequence, the Company has all ownership interests in the Software.

          (e)  Absence of Claims. Except as set forth in Company Disclosure
               -----------------                         ------------------
Schedule 5.14(e), no claims have been asserted by any person to rights in the
----------------
Software, and to the Knowledge of the Company and the Shareholders, no valid basis for any such claim exists. To the Knowledge of the Company and the Shareholders, the use of the Software by the Company and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws that protect intellectual property rights). To the Knowledge of the Company and the Shareholders, the use by the Company of the patents, trademarks, service marks, trade names and copyrights identified in Company Disclosure Schedule 5.14(a) does not infringe
                         -----------------------------------
the rights of any person, and no claim has been asserted that the use by the Company of any of the foregoing infringes the rights of any person. Neither the Company nor the Shareholders has received notice of any claim asserted by any person to the effect that any current or former employee of the Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or any third party.

     5.15 Adequacy of Technical Documentation. The Software includes the source
          -----------------------------------
code, system documentation and schematics for all Software Programs, as well as any programmer comments for documentation and pertinent commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer. The Software also includes the programs (including compilers), workbenches, tools and higher level language, if any, used for the development, maintenance and implementation of the Software Programs.

     5.16  Third-Party Components in Software. The Company has validly obtained
           ----------------------------------
the right and license to use, copy, modify and distribute any third-party programming and materials contained in the Software pursuant to the contracts identified in Company Disclosure Schedule 5.16, subject to no further license
              --------------------------------
fee, royalty or other payment obligations not identified in Company Disclosure
                                                            ------------------
Schedule 5.16, other than software maintenance payments customarily associated
-------------
therewith. The Software contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. The Software does not contain derivative works of any programming or materials not owned in their entirety by the Company.

     5.17 Third-Party Interests or Marketing Rights in Software. Other than in
          -----------------------------------------------------
the ordinary course of business pursuant to the terms of the standard form agreements attached to Company Disclosure Schedule 5.11(f), the Company has not
                       -----------------------------------
granted, transferred or assigned any right or interest in the Software to any person except pursuant to the contracts identified on Company Disclosure
                                                      ------------------
Schedule 5.17. There are no contracts, agreements, licenses, commitments or
-------------
arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Company Disclosure Schedule 5.17.
--------------------------------

     5.18 No Parachute Payments. Except as disclosed on Company Disclosure
          ---------------------                         ------------------
Schedule 5.18, no officer, director, employee, shareholder or agent (or former
-------------
officer, director, employee, shareholder or agent) of the Company is entitled now, or will or may be entitled to as a consequence of this Agreement and the other Purchase Agreements, to any payment or benefit from the Company or the Purchaser which if paid or provided would constitute an "excess parachute payment," as defined in
Section 280G of the Code.

     5.19 Absence of Certain Agreements and Practices.
          -------------------------------------------

          (a)  Except as set forth in Company Disclosure Schedule 5.19(a) or in
                                      -----------------------------------
connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of the Company:

               (i)   owes money to the Company;

               (ii) has made any claim (as defined in Section 101 of the United States Bankruptcy Code) against the Company or, to the Company's and the Shareholders' Knowledge, has any basis for any such claim;

               (iii) has any interest in any material property or assets used by the Company in its business;

               (iv) has any benefits that are contingent on the transactions contemplated by this Agreement and the other Purchase Agreements, other than as stated herein;

               (v) has any agreement with the Company that is not terminable by the Company without penalty or notice;

               (vi) has any agreement providing severance benefits or other benefits after the termination of employment of such employee (before or after a change in control) regardless of the reason for such termination of employment; or

               (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement and the other Purchase Agreements.

          (b) Neither the Company nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of the Company or the Shareholders has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company.

     5.20 Major Vendors and Customers. Company Disclosure Schedule 5.20 sets
          ---------------------------  --------------------------------
forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company, to whom the Company paid in the aggregate in excess of $100,000 during calendar year 1998, or for the six months ended June 30, 1999. The Company has on the Closing Date executed valid and binding agreements with no less than 135 customers with respect to its internet banking products and services, and has installed such products in 90 customers.

     5.21  Accounts Receivable. Company Disclosure Schedule 5.21 sets forth the
           -------------------  --------------------------------
accounts receivable of the Company as of December 31, 1998, as reflected in the Company Financial Statements as of that date, and the accounts receivable of the Company as of June 30, 1999, together with an aging of these accounts. These accounts receivable, and all accounts receivable of the Company created after June 30, 1999, arose from valid transactions in the ordinary course of business and to the Company's and the Shareholders' Knowledge, will be good and collectible at the recorded amounts thereof, except to the extent adequate reserves therefor have been made on the Company Financial Statements in accordance with GAAP. To the Company's and the Shareholders' Knowledge, no portion of the accounts receivable is subject to counterclaim or setoff.

     5.22  Bank Accounts. Company Disclosure Schedule 5.22 lists all bank, money
           -------------  --------------------------------
market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers, the authorized signatories or persons having access to them, and the passwords used to access such accounts, including through voice response and internet services.

     5.23  Corporate Records. The corporate record books (including the share
           -----------------
records) of the Company are materially complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Company and all transactions involving the shares of the Company (and contain all canceled share certificates).

     5.24  Combinations Involving the Company. All mergers, consolidations or
           ----------------------------------
other business combinations involving the Company and all liquidations, purchases or other transactions by which the Company or any of its Subsidiaries acquired or disposed of any of their business and property were conducted in material compliance with applicable charter documents, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

     5.25  Labor Relations. Except as disclosed on Company Disclosure Schedule
           ---------------                         ---------------------------
5.25, the Company is in material compliance with all federal and state Laws
----
respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the United States Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's or the Shareholders' Knowledge, threatened against or involving or affecting the Company and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company. Except for any Material Contract disclosed pursuant to Section 5.11, the Company is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to the Company or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company.

     5.26  Year 2000 Matters. The Company has conducted reasonable testing in
           -----------------
conformity with industry standards, including but not limited to the FFIEC Year 2000 Management Awareness publication issued on May 5, 1997, as amended or supplemented, to test the Software, the Company's internal systems and software, and the network connections it maintains as part of its business to determine whether they are "Millennium Compliant" and, based upon these tests, the Company and the Shareholders have no Knowledge that any of such Software systems or connections is not "Millennium Compliant." For the purposes of this Agreement "Millennium Compliant" means: (a) the functions, calculations, and other computing processes of the Software (collectively, "Processes") perform as designed regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether or not the dates include leap years; (b) the Software can accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, as designed and in a materially accurate manner, regardless of the dates used or format of the date input; (c) the Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software; (d) the Software accepts and responds to four digit year date input in a manner that resolves any material ambiguities as to the century in an accurate manner; and (e) the Software displays, prints and provides electronic output of date information in ways that are unambiguous as to the determination of the century. The Company has provided the Purchaser with access to the results of such tests.

     5.27  Change in Control Provisions  Company Disclosure Schedule 5.27
           ----------------------------  --------------------------------
contains a true and complete copy of all agreements in effect to which the Company or any Shareholder is a party and which contain any provisions which become effective or are accelerated or contingent upon a change in control, merger, consolidation, sale of assets or stock or other business combination involving the Company or otherwise require any payment or performance by the Company or any officer, director or shareholder thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement or any of the other Purchase Agreements.

     5.28  Disclosure. No representation, warranty or statement made by the
           ----------
Company and/or the Shareholders in this Agreement, the other Purchase Agreements or in any document or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement or the other Purchase Agreements contains or will contain any untrue or incomplete statement or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. The Company and the Shareholders have completely and accurately responded in all material respects to all diligence inquiries made by Purchaser and its officers, directors, attorneys, accountants and other representatives in connection with this Agreement and the other Purchase Agreements, and have disclosed all material facts (and have not omitted any material facts) Known or reasonably available that are reasonably necessary in order to make the Company's and the Shareholders' responses to such inquiries, in light of the circumstances in which such responses were made, not misleading.

                                   ARTICLE 6
         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          To induce the Purchaser to enter into this Agreement and the other Purchase Agreements (defined in Section 12.4 below), each Shareholder hereby represents and warrants to the Purchaser, severally and not jointly, as follows:

     6.1  Securities Act Compliance. Each Shareholder acknowledges that none of
          -------------------------
the shares of Purchaser Common Stock to be delivered to the Shareholders pursuant to this Agreement will, at the time of delivery, be registered under the securities laws of any state or federal authority (the "Securities Laws"). Each Shareholder represents and warrants that he is acquiring the Purchaser Common Stock for investment, and not with a view toward, or for resale in connection with, a distribution of Purchaser Common Stock. Each Shareholder acknowledges that the Purchaser Common Stock may be sold, pledged, hypothecated, disposed of, or otherwise transferred or distributed only (i) pursuant to an effective registration statement covering the Purchaser Common Stock under the Securities Laws, or (ii) pursuant to an exemption from the registration requirements of the Securities Laws.

     6.2  Access to Information. Each Shareholder has had access to the books
          ---------------------
and records of Purchaser and has otherwise had access to sufficient information about Purchaser upon which to analyze the transactions contemplated by this Agreement. Each Shareholder has been given the opportunity to ask questions and receive answers from the officers of Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of each of Purchaser. Each Shareholder has had the opportunity to obtain any additional information he deems necessary to verify the accuracy and completeness of information provided by Purchaser in connection with this Agreement and the transactions contemplated hereby.

     6.3  Experience; Investment. Each Shareholder has such knowledge and
          ----------------------
experience in financial and business matters as to enable such Shareholder (a) to utilize the information made available to him in connection with the transactions contemplated by this Agreement and the other Purchase Agreements,
(b) to evaluate the merits and risks associated with the acquisition of Purchaser Common Stock pursuant hereto, and (c) to make an informed decision with respect thereto. Each Shareholder's business and financial experience is such that Purchaser could reasonably assume such Shareholder has the capacity to protect his own interests in connection with the offer, sale and issuance of the Purchaser Common Stock. Each Shareholder is financially capable of bearing the risk of loss of any and all consideration surrendered in exchange for the Purchaser Common Stock and acknowledges that an investment in the Purchaser Common Stock involves a high degree of risk, including a possible total loss of investment, and the purchase price of the Purchaser Common Stock may not be indicative of the future value of the securities. Each Shareholder represents that because of one or more of the following criteria, such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act, by reason of: (a) the Shareholder is a natural person who has a net worth or joint net worth with the Shareholder's spouse exceeding $1,000,000 at the time of purchase; (b) the Shareholder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; (c) the Shareholder is a corporation, partnership or trust with total assets in excess of $5,000,000; or
(d) all of the Shareholder's shareholders, partners or members, as the case may be, participating in the investment in the Company, are "accredited investors". Each Shareholder understands that the officers, directors, attorneys and other advisors of Purchaser will rely upon the representations and warranties made by such Shareholders in this Agreement in order to establish any necessary exemption from the registration provisions of the Securities Act and applicable state securities laws.

     6.4  No Prior Convictions. No Shareholder has been convicted of, arrested
          --------------------
for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

     6.5  Tax Advice. Each Shareholder has reviewed with his tax advisor the
          ----------
United States federal, state, local and foreign tax consequences of an investment in the Purchaser Common Stock and the transactions contemplated by this Agreement and the other Purchase Agreements. Such Shareholder is relying solely on such advisor and not on any statements or representations of the Purchaser or any of its agents, and understands that he (and not the Purchaser or any other person or entity) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Purchase Agreements.

     6.6  Shareholders' Additional Representations. To induce the Purchaser to
          ----------------------------------------
enter into this Agreement, each Shareholder also represents and warrants to the Purchaser as follows:

          (a) The Shareholder has the right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by the Shareholder and is entered into voluntarily without promise or benefit other than as set forth herein; and this Agreement constitutes the Shareholder's legal, valid and binding obligation, enforceable in accordance with its terms.

          (b) The Shareholder owns, of record and beneficially, valid title to his shares of Company Common Stock, and such shares are free and clear of all Liens, Claims (as defined below) and encumbrances. Other than the Company Common Stock owned by the

Shareholder, the Shareholder does not own, beneficially or of record, or have any right to acquire, now or in the future, any shares of stock or other securities of any kind of the Company. The Shareholder has not granted nor is he bound by any outstanding subscriptions, options, warrants, calls, commitments o agreement of any character calling for the transfer, purchaser, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares.

          (c) The Shareholder has not granted nor is he bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares. The execution, delivery and performance of this Agreement by the Shareholder will not conflict with or result in a breach of any agreement, instrument, order, injunction, decree, statute, rule or regulation applicable to the Shareholder or any of his or her assets. The execution, delivery and performance of this Agreement by the Shareholder does not require the consent or approval of any third party or governmental agency or authority which has not been obtained (and a copy of which is attached hereto).

                                   ARTICLE 7
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          To induce the Company and the Shareholders to enter into this Agreement and the other Purchase Agreements, the Purchaser hereby represents and warrants to the Company and the Shareholders as follows:

     7.1  Corporate Organization.
          ----------------------

          (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Purchaser.

          (b)  Purchaser Disclosure Schedule 7.1 sets forth true and complete
               ---------------------------------
copies of the Articles of Incorporation and Bylaws of Purchaser and all amendments thereto.

     7.2  Capitalization. The authorized capital stock of the Purchaser consists
          --------------
of 70,000,000 shares of common stock, without par value, (the "Purchaser Common Stock")

8,000,000 of which are issued and outstanding and 5,000,000 shares of preferred stock, none of which are issued and outstanding. Purchaser Disclosure Schedule
                                                 -----------------------------
7.2 sets forth the number of shares of Purchaser Common Stock owned by its sole
---
shareholder and the number of shares of Purchaser Common Stock which may be acquired by each holder of warrants and options to purchase Purchaser Common Stock. Other than as disclosed on Purchaser Disclosure Schedule 7.2, there are
                                  ---------------------------------
no options, warrants, or other rights to acquire Purchaser Common Stock. All issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued pursuant to effective registration statements or under available exemptions from the registration requirements of the federal and state securities laws. Except as set forth on Purchaser Disclosure Schedule 7.2, the Purchaser has not granted
             ---------------------------------
any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Purchaser or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and, except as set forth on Purchaser Disclosure Schedule 7.2, there are no
                       ---------------------------------
agreements or understandings with respect to voting any such shares.

     7.3  Authority; No Violation.
          -----------------------

          (a)  Except as disclosed on Purchaser Disclosure Schedule 7.3(a)
                                      ------------------------------------
(collectively, "Purchaser Approvals"), no Authorizations are necessary on behalf of the Purchaser in connection with (i) the execution and delivery by the Purchaser of this Agreement and the other Purchase Agreements, (ii) the consummation by the Purchaser of the transactions contemplated hereby and thereby and (iii) the performance of the Purchaser's obligations under this Agreement and the other Purchase Agreements. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other Purchase Agreements to which it is a party and the consummation by the Purchaser of the other transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Purchase Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors and the sole shareholder of the Purchaser in accordance with the Articles of Incorporation and Bylaws of the Purchaser and applicable Laws. No other corporate proceedings on the part of the Purchaser are necessary to consummate the transactions so contemplated. This Agreement and the other Purchase Agreements have been duly and validly executed and delivered by the Purchaser and constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that the availability of the remedy of specific performance may be limited by equitable principles.

          (b) Neither the execution and delivery of this Agreement and the other Purchase Agreements to which it is a Party by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Purchaser with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Purchaser's Articles of Incorporation or

Bylaws, (ii) violate any Laws applicable to the Purchaser or any of its properties or assets, or (iii) except where a waiver or consent had been obtained or will be obtained prior to Closing, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to
(ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Purchaser, and which will not prevent or delay the consummation of the transactions contemplated hereby.

     7.4  Financial Statements.
          --------------------

          (a)  Attached hereto as Purchaser Disclosure Schedule 7.4 is a true
                                  ---------------------------------
and complete copy of the financial statements of the Purchaser at and for the periods ending December 31, 1998 and 1997 and March 31, 1999 (collectively, the "Purchaser Financial Statements"). The Purchaser Financial Statements have been prepared from the books and records of the Purchaser on the basis of GAAP and, to the Purchaser's Knowledge, present fairly the financial position of the Purchaser as of the respective dates set forth therein. The financial statements of the Purchaser were prepared on a modified cash basis through March 9, 1999.

          (b) Except as and to the extent reflected, disclosed or reserved against in the Purchaser Financial Statements, or as disclosed in Purchaser
                                                                  ---------
Disclosure Schedule 7.4(b), since March 31, 1999 the Purchaser has not incurred
--------------------------
Liabilities except (i) in the ordinary course of business and consistent with past practice, (ii) Liabilities that in the aggregate do not have a Material Adverse Effect on the Purchaser and (iii) this Agreement and the other Purchase Agreements.

          (c)  Since March 31, 1999, there has not been any change, occurrence
               --------------------
or circumstance affecting the business, results of operations or financial condition of the Purchaser that has had, individually or in the aggregate, a Material Adverse Effect on the Purchaser, or which is reasonably likely to have a Material Adverse Effect on Purchaser, other than changes, occurrences and circumstances disclosed by the Purchaser to the Company and the Shareholders on the Purchaser Disclosure Schedules.

          (d) To the Purchaser's Knowledge, the books and records of the Purchaser have been maintained in material compliance with applicable legal and accounting requirements, including (for periods after March 9, 1999 only), GAAP. For periods prior to March 9, 1999, the Purchaser's books and records were kept on a modified cash basis

     7.5  Broker's and Other Fees. Neither the Purchaser nor any of its
          -----------------------
directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

     7.6  Legal Proceedings. Except as disclosed in Purchaser Disclosure
          -----------------                         --------------------
Schedule 7.6, the Purchaser is a not a party to any, and there are no pending
------------
or, to the Purchaser's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Purchaser. Except as disclosed in Purchaser Disclosure Schedule 7.6,
                                              ---------------------------------
the Purchaser is not a party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Purchaser Disclosure Schedule 7.6, to the Purchaser's Knowledge, no actions,
---------------------------------
suits, demands, notices, claims, investigations or proceedings are pending or threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Purchaser (in connection with such officer's, director's, employee's or agent's activities on behalf of the Purchaser or that otherwise relate, directly or indirectly to the Purchaser or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Purchaser's Knowledge, are there any circumstances which are reasonably likely to lead to such actions, suits, demands, notices, claims, investigations or proceedings.

     7.7  Properties and Insurance.
          ------------------------

          (a) The Purchaser has good and marketable title to, or holds by valid and existing lease or license, free and clear of all Liens, each piece of real and personal property used in its business as now conducted, except in any of the foregoing cases for such imperfections of title or Liens as (i) are set forth in Purchaser Disclosure Schedule 7.7 hereof, (ii) are reflected or
         ---------------------------------
reserved against in the Purchaser Financial Statements, or (c) arise out of Taxes which are not yet due and payable or are not in default and payable without penalty or interest.

          (b) The business operations and insurable material properties and assets of the Purchaser are insured for their benefit against risks which, in the reasonable judgment of the Purchaser, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Purchaser adequate for the business engaged in by the Purchaser. The Purchaser has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and the Purchaser is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     7.8  Intellectual Property. The Purchaser conducts an active business using
          ---------------------
proprietary application software products and systems and provides internet banking and integrated voice response (telephone banking) services utilizing such products and systems (the "Purchaser's Software Programs"), and in connection therewith the Purchaser has developed certain related technical documentation and user reference manuals (the "Purchaser's

Documentation"). The Software Programs and the Documentation are collectively referred to as the "Purchaser's Software."

          (a)    Ownership. The Purchaser owns all patents, trademarks, service
                 ---------
marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Purchaser and material to the conduct of its business, including, without limitation, the Purchaser's Software.

          (b)    Ownership of Software. To the Knowledge of Purchaser, all
                 ---------------------
persons who have contributed to or participated in the conception and development of the Software on behalf of the Purchaser have been full-time employees of the Purchaser hired to prepare such works within the scope of employment.

          (c)    Absence of Claims. To the knowledge of the Purchaser, no claims
                 -----------------
have been asserted by any person to rights in the Software (other than pursuant to licenses executed with customers in the ordinary course of business), and no valid basis for any such claim exists. To the Purchaser's Knowledge, the use of the Software by the Purchaser and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other state or federal laws which protect intellectual property rights). To the Purchaser's Knowledge, the use by the Purchaser of its patents, trademarks, service marks, trade names and copyrights does not infringe the rights of any person, and no written claim has been asserted that the use by the Purchaser of any of the foregoing infringes the rights of any person. No written claim has been asserted by any person to the effect that any current or former employee of the Purchaser has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Purchaser or any third party.

          (d)    Third Party Interests in Software. The Purchaser has not
                 ---------------------------------
granted, transferred, or assigned any right or interest in the Software to any person, other than pursuant to licenses granted in the ordinary course of business.

     7.9  Compliance with Applicable Laws. The Purchaser has all governmental
          -------------------------------
licenses required for its business as currently conducted, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect on Purchaser. No proceeding is pending or threatened seeking the revocation or suspension of any material License. Except as disclosed by the Purchaser on Purchaser Disclosure Schedule 7.9, the Purchaser's business has been operated
---------------------------------
and maintained in all material respects in compliance with applicable Laws. The Purchaser has not received any notices of any allegation of any violation of any Laws or Licenses.

     7.10 Taxes and Tax Returns. Except as disclosed in Purchaser Disclosure
          ---------------------                         --------------------
Schedule 7.10, since March 9, 1999:
-------------

          (a) The Purchaser has duly filed (and until the Closing Date will so file) all Returns required to be filed by it in respect of any United States federal, state or local, or foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable, other than (1) Taxes which are being contested in good faith (and disclosed by the Purchaser to the Company and the Shareholders in writing) and
(2) Taxes and Returns for periods prior to March 9, 1999. The Purchaser has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of the Purchaser through the date of this Agreement.

           (b) There are no audits or other Governmental Authority proceedings presently pending nor, to the Knowledge of the Purchaser, any other disputes pending with respect to, or claims asserted for, Taxes upon the Purchaser, nor has the Purchaser given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens filed of record publicly for Taxes upon the assets of the Purchaser, except Liens for Taxes not yet due. The Purchaser has complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

           (c) Purchaser (1) has not requested any extension of time within which to file any Return which Return has not since been filed (2) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (3) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Purchaser (nor to the Purchaser's knowledge has any Governmental Authority proposed any such adjustment or change of accounting method); and (4) has not filed a consent with any Governmental Authority pursuant to which the Purchaser has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby.

     7.11  Corporate Records.  The corporate record books (including the share
           -----------------
records) of the Purchaser are materially complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Purchaser and all transactions involving the shares of the Purchaser.

     7.12  Combinations Involving the Purchaser.  The mergers, consolidations or
           ------------------------------------
other business combinations involving the Purchaser since it became a Subsidiary of InterCept and all liquidations, purchases or other transactions by which the Purchaser has acquired or disposed of any of its business and property since such time were conducted in material compliance with applicable charter documents, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

     7.13  Disclosure.  No representation or warranty of the Purchaser in this
           ----------
Agreement and the other Purchase Agreements, nor any financial statements or other written statements or certificates furnished to the Company or the Shareholders in connection with the transactions contemplated by this Agreement, contains or as of the Closing Date will contain, any untrue statement of a material fact, or omit or as of the Closing Date will omit to state a material fact necessary to make the statements herein or therein not misleading. The Purchaser has completely and accurately responded in all material respects to the diligence inquiries made by the Company and the Shareholders in connection with this Agreement and the other Purchase

Agreements, and has disclosed all material facts known or reasonably available that are reasonably necessary in order to make the Purchaser's responses to such inquiries, in light of the circumstances in which such responses were made, not misleading.

                                   ARTICLE 8
                    COVENANTS AND AGREEMENTS OF THE PARTIES

     8.1  Current Information.  Each of the Parties will notify the other
          -------------------
Parties as soon as practicable after any determination or discovery by it of any fact or circumstance relating to any Party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of any Party or which has or is reasonably likely to have a Material Adverse Effect on any Party.

     8.2  Confidentiality.  The Parties agree that the terms of that certain
          ---------------
Confidentiality Agreement dated as of July 27, 1999 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit 8.5 and is
                                                   -----------
incorporated herein by reference, shall continue to be applicable to the Parties from the date hereof to the Closing Date.

     8.3  Regulatory Matters; Consents; Cooperation, etc.
          ----------------------------------------------

          (a) Each of the Parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

          (b) As soon as practicable following the date hereof, each of the Parties will use its commercially reasonable efforts to obtain all material consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained by such Party in connection with the consummation of the transactions contemplated hereby.

     8.4  Parties' Efforts; Further Assurances; Cooperation.  Subject to the
          -------------------------------------------------
other provisions in this Agreement, the Parties shall in good faith perform their obligations under this Agreement before, at and after the Closing Date, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties in order to consummate the transactions contemplated by this Agreement.

     8.5  Public Announcements.  After the Closing Date, none of the
          --------------------
Shareholders shall make any public announcement regarding any aspect of this Agreement without Purchaser's prior written consent. Nothing in this Section shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by Law or Governmental Authority.

     8.6  Failure to Fulfill Conditions.  In the event that any Party determines
          -----------------------------
that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to August 31, 1999 (the "Deadline Date"), it will promptly notify the other Party. Except for any acquisition or merger discussions Purchaser may enter into with other persons, each Party will promptly inform the other Parties of any facts applicable to it that would be likely to prevent or materially delay consummation of the transactions contemplated by this Agreement.

     8.7  Disclosure Supplements.  From time to time prior to the Closing Date,
          ----------------------
each Party hereto will promptly notify the other Party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in Article 8, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other Parties.

     8.8  Release; Covenant Not to Sue.
          ----------------------------

          (a) If the Closing occurs, then each of the Shareholders, on one hand, and Purchaser, the Company, and their officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Purchaser Released Parties"), on the other hand, hereby permanently release each other from any and all Claims (as defined herein), rights and causes of action that any of them may have, may have had or may, at any time, claim to have had against the other, whether arising out of or in connection with any transactions between the Shareholders and any or all of the Purchaser Released Parties prior to, or otherwise arising with respect to any fact, circumstance, act or omission occurring prior to or on the Closing Date; provided, however, that such release shall not apply to any breach by any party of its representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which it is a party.

          (b) If the Closing occurs, the Shareholders and the Purchaser Released Parties covenant not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against the others with respect to any claims (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature, both at law and in equity, whether known or unknown (collectively, the "Claims"), that the Shareholders, on one hand, or the Purchaser Released Parties, on the other hand, now has, ever had or may, at any time, claim to have had against the other; provided, however, that such covenant not to sue shall not apply to a suit or action based solely upon any breach by any party of its representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which it is a party. The Shareholders and the Purchaser Released Parties represent and warrant that they have not voluntarily or involuntarily assigned or suffered any transfer of any of the Claims to any other person or entity, and they agree to indemnify and hold harmless each other from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by the other party by reason of any such Claims which were effectively or purportedly assigned or transferred to any other person or entity.

          (c) If the Closing occurs, then the Purchaser hereby permanently releases the Shareholders and their agents, representatives and assigns (collectively, the "Shareholder Released Parties") from any and all Claims, rights and causes of action that the Purchaser may have, may have had or may, at any time, claim to have had against any or all of the Shareholder Released Parties, whether arising out of or in connection with any transactions between the Purchaser and any or all of the Shareholder Released Parties prior to, or otherwise arising with respect to any fact, circumstance, act or omission occurring prior to or on the Closing Date; provided, however, that such release shall not apply to any breach by the Company or the Shareholders of their representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which they are a party.

          (d) If the Closing occurs, the Purchaser covenants not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any of the Shareholder Released Parties with respect to any Claims, that the Purchaser now has, ever had or may, at any time, claim to have had against any of the Shareholder Released Parties; provided, however, that such covenant not to sue shall not apply to a suit or action based solely upon any breach by Purchaser of its representations, warranties and agreements set forth in this Agreement and the other Purchase Agreements to which they are a party. Purchaser represents and warrants that it has not voluntarily or involuntarily assigned or suffered any transfer of any of the Claims to any other person or entity, and they agree to indemnify and hold harmless the Shareholder Released Parties from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any Shareholder Released Parties by reason of any such Claims which were effectively or purportedly assigned or transferred by the Purchaser.

     8.9  No Transfers.  Except pursuant to this Agreement and the Registration
          ------------
Rights Agreement between the Purchaser and the Shareholders and with the prior written consent of Purchaser, none of the Shareholders shall transfer, assign, convey or otherwise dispose of any of the Purchaser Common Stock or any rights with respect to such stock (including voting and conversion or option rights) for one year after the date of this Agreement; provided, however, that the Shareholders may make gifts of the Purchaser Common Stock to family members and to trusts, foundations or other entities for charitable or estate planning purposes, but only if such transferee agrees in writing delivered to and for the benefit of the Purchaser that such shares of Purchaser Common Stock owned by it shall be subject to this Agreement.

     8.10  Special Provisions with Respect to the Company. If the Closing occurs
           ----------------------------------------------
as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by the Company (and only to such extent) shall expire and be of no further force and effect, and the Company's having made representations, warranties, covenants and agreements shall in no way limit the liability of the Shareholders for those representations, warranties, covenants and agreements pursuant to this Agreement.

     8.11  Cooperation and Exchange of Information. The Parties agree to
           ---------------------------------------
furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future Returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

     8.12  Release of Guaranties.  The Purchaser will use its commercially
           ---------------------
reasonable best efforts to obtain the release of all Shareholders from all personal guaranties listed on Schedule 8.12 as promptly as practical after the
                              -------------
Closing.

                                   ARTICLE 9
                              CLOSING CONDITIONS

     9.1   Conditions of Each Party's Obligations Under this Agreement.  The
           ----------------------------------------------------------
respective obligations of each party under this Agreement shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

           (a)  Approvals and Regulatory Filings. All necessary Authorizations
                --------------------------------
of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of the Company or the Purchaser. All conditions required to be satisfied prior to the Closing Date by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

           (b)  Suits and Proceedings.  The consummation of the transactions
                ---------------------
contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Purchaser or the Company or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the Knowledge of Purchaser, Company or the Shareholders, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control any material aspect of the business of Purchaser or the Company after the Closing Date, or (ii) to subject Purchaser or the Company or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

          (c)  Closing of Other Merger.  The closing of the transactions
               -----------------------
contemplated by the Agreement and Plan of Merger of even date herewith by and among The InterCept Group, Inc., Zeenet Corporation, SBS Data Services, Inc. and the Shareholders (the "Other Merger Agreement") shall occur contemporaneously with the Closing.

     9.2  Conditions to the Obligations of Purchaser under this Agreement.  The
          ---------------------------------------------------------------
obligations of the Purchaser under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date (and continued until the Closing Date), of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               ---------------------------------------------------------
Consents. The representations and warranties of the Company and the Shareholders
--------
contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and the Company and the Shareholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company and the Shareholders shall have been obtained or made.

          (b)  Opinion of Counsel. Purchaser shall have received an opinion of
               ------------------
counsel to the Company and the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, covering the matters set forth on Exhibit 9.2(b).
   --------------

          (c)  Certificates.  The Shareholders shall have furnished Purchaser
               ------------
with such certificates of the Company and its authorized officers, Shareholders or others and such other documents to evidence fulfillment of the conditions set forth in this Article 9 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Purchaser may reasonably request, including certificates in the form attached hereto as Exhibit 9.2(c).
                                                      --------------

          (d)  Nonsolicitation and Confidentiality Agreements. The
               ----------------------------------------------
Shareholders shall have executed and delivered to Purchaser, Nonsolicitation and Confidentiality Agreements substantially in the form attached hereto as Exhibit
                                                                        -------
9.2(d).
------

          (e)  [Intentionally omitted].
               -----------------------

          (f)  Termination or Assignment of Certain Agreements.  The Company
               -----------------------------------------------
shall have terminated the agreements and contracts listed on Schedule 9.2(f)
                                                             ---------------
hereto.

          (g)  Employment Agreements. On or prior to the Closing Date,
               ---------------------
Employment Agreements substantially in the form attached here as Exhibit 9.2(g)
                                                                 --------------
shall be executed and delivered to the Purchaser by each of the Shareholders.

          (h)  Release of Obligations.  All obligations of the Company pursuant
               ----------------------
to any loan, lease, guaranty, commitment or other undertaking of the Company, the Shareholders or any of its or their Subsidiaries and other Affiliates, whether as maker, guarantor or otherwise, shall have been fully and permanently released or satisfied pursuant to documents and agreements satisfactory in all respects to Purchaser and its counsel.

          (i)  Escrow Agreement.  The Shareholders shall have executed and
               ----------------
delivered to Purchaser the Escrow Agreement.

     9.3  Conditions to the Obligations of the Company and the Shareholders
          -----------------------------------------------------------------
under this Agreement.  The obligations of the Company and the Shareholders under
--------------------
this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

          (a)  Representations and Warranties; Covenants and Agreements;
               ---------------------------------------------------------
Consents. The representations and warranties of the Purchaser contained in this
--------
Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and Purchaser shall have performed in all material respects the agreements, covenants and obligations to be performed by them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Purchaser.

          (b)  Certificates. Purchaser shall have furnished the Company and the
               ------------
Shareholders with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 9 and otherwise to consummate the transactions contemplated pursuant to this Agreement as the Company and the Shareholders may reasonably request.

          (c)  No Material Adverse Effect on Purchaser.  No Material Adverse
               ---------------------------------------
Effect with respect to Purchaser shall have occurred since the date of this Agreement except (i) the announcement of this Agreement, and (ii) conditions effecting global economy or regional economy in which Purchaser operate any part of its or their business.

          (d)  Approvals.  This Agreement and the transactions contemplated
               ---------
hereby shall have received all required Government Authorizations and other consents or approvals from third parties (including lenders, licensees and lessors) required to consummate the transactions contemplated hereby which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.

          (e)  Escrow Agreement. Purchaser shall have executed and delivered to
               ----------------
the Company and the Shareholders the Escrow Agreement.

          (f)  Opinion of Purchaser's Counsel. The Company and the Shareholders
               ------------------------------
shall have received an opinion of counsel to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Company and the Shareholders, covering the matters set forth on Exhibit 9.3(f).
                                                --------------

          (g)  Termination of Guaranties.  The Shareholders' guaranties of
               -------------------------
indebtedness of the Company set forth on Schedule 9.3(g) shall have been released.

          (h)  Registration Rights Agreement. The Purchaser shall have
               -----------------------------
executed and delivered to the Shareholders a Registration Rights Agreement in the form attached hereto as Exhibit 9.3(h).
                            --------------

          (i)  Employment Agreements. On or prior to the Closing Date, an
               ---------------------
Employment Agreement substantially in the form attached here as Exhibit 9.2(i)
                                                                --------------
shall be executed and delivered by Purchaser for Robert D. Kirk.

                                  ARTICLE 10
                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination.  This Agreement may be terminated prior to the Closing
          -----------
Date, whether before or after approval of this Agreement by the shareholders of the Purchaser and the Company:

          (a)  by mutual written consent of Purchaser and the Shareholders;

          (b) by Purchaser or the Shareholders if the Closing Date shall not have occurred on or prior to the Deadline Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the transaction contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

          (c) by Purchaser, if there has been a material breach of any representation, warranty, covenant, agreement or obligation of the Company or any Shareholder hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by the Company or the Shareholders, as appropriate, of notice in writing from Purchaser specifying the nature of such breach and requesting that it be remedied;

          (d) by the Shareholders, if there has been a material breach of any representation, warranty, covenant, agreement or obligation of the Purchaser hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by the Purchaser, as the case may be, of notice in writing from the Shareholders specifying the nature of such breach and requesting that it be remedied;

           (e) by Purchaser if any of the conditions set forth in Section 9.1 or 9.2 is not satisfied and is no longer capable of being satisfied by the Closing Date; or

           (f)  by the Shareholders if any of the conditions set forth in
Section 9.1 or 9.3 is not satisfied and is no longer capable of being satisfied by the Closing Date;

     10.2  Effect of Termination.  If any Party terminates and abandons this
           ---------------------
Agreement pursuant to Section 10.1, this Agreement, other than Section 8.5(b), this Section 10.2, Section 10.3, Article 11 and Section 12.1 (each of which shall survive termination), shall forthwith become void and have no effect, without any liability on the part of any Party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 10.2, shall relieve any Party from any liability for any material breach of this Agreement or the Confidentiality Agreement.

     10.3  Specific Performance. The Parties acknowledge that the rights of each
           --------------------
Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event any Party either violates or fails or refuses to perform any covenant made by it herein, the other Party or Parties will be without adequate remedy at law. Each Party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it herein, the other Party or Parties, so long as it or they are not in breach hereof, may, in addition to the remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     10.4  Amendment.  This Agreement may not be amended except by an instrument
           ---------
in writing signed on behalf of all the Parties hereto.

     10.5  Extension; Waiver.  The Parties may, at any time prior to the Closing
           -----------------
Date, (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any extension or waiver shall be valid only if it is set forth in an instrument in writing signed on behalf of the Party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by the writing as being waived, extended or modified.

                                  ARTICLE 11
                                INDEMNIFICATION

     11.1  Indemnification by the Company and Shareholders. Subject to the terms
           -----------------------------------------------
of this Article 11, the Company and the Shareholders (but after the consummation of the transactions contemplated by this Agreement, solely the Shareholders, and not the Company) shall, jointly and severally, indemnify, defend, save and hold harmless the Purchaser and its respective subsidiaries, predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the "Purchaser Indemnified Parties"), from and against any Claims (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by Purchaser Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

           (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or the Shareholders in this Agreement; or

           (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Company or the Shareholders at the Closing.

     11.2  Indemnification by Purchaser. Subject to the terms of this Article
           ----------------------------
11, Purchaser shall indemnify, defend, save and hold harmless the Company and the Shareholders (but after consummation of the transactions contemplated by this Agreement, solely the Shareholders, and not the Company) (collectively, the "Company Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Company Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

           (a) any breach of any of the representations, warranties, covenants and agreements made by Purchaser in this Agreement; or

           (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Purchaser at the Closing.

     11.3  Claims for Indemnification.  The representations, warranties,
           --------------------------
covenants and agreements of the Parties in this Agreement shall survive the Closing and shall remain in full force and effect until the completion of an audit and the issuance of an audit opinion by the Purchaser's independent public accountants with respect to the Surviving Corporation's fiscal year ended December 31, 2000, which the Parties agree shall not be later than April 30, 2001; provided, further, that the representations and warranties set forth in
      --------  -------
Section 5.8 shall survive until expiration of any applicable statute of limitations (including any extensions thereof) which will preclude assertion of Tax claims against the Company or the Surviving Corporation for matters existing on or prior to the date of this Agreement. The Party seeking indemnification (the "Indemnified Party") shall give the Party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 11 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A Party shall have no liability under this Article 11 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to the Distribution Date (as defined in the Escrow Agreement); provided, however, that the limitations set forth in this Section
11.3 shall not apply to liability under this Article 11 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

     11.4  Defense of Claim by Third Parties.  If any claim is made by a third
           ---------------------------------
party against a Party to this Agreement that, if sustained, would give rise to a liability of another Party under this Agreement, the Party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other Party and shall afford the other Party and its counsel, at the other Party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

     11.5  Third Party Claim Assistance.  From time to time after the Closing,
           ----------------------------
Purchaser, the Company and the Shareholders shall provide, or cause their appropriate employees or representatives to provide, the other Parties with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a Party may be required to indemnify another Party under this Agreement. The Party receiving such information or data shall reimburse the other Parties for all of their reasonable costs and expenses in providing these services, including, without limitation, (a) all out of pocket, travel and similar expenses incurred by their personnel in rendering these services; and
(b) all fees and expenses for services performed by third parties engaged by or at the request of such other Parties.

     11.6  Settlement of Indemnification Claims.  If a recipient of a Notice of
           ------------------------------------
Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counter-notice, setting forth the basis for disputing such claim, to the Shareholders, as the case may be. If no such counter-notice is given within such thirty (30) day period, or if Purchaser or the Shareholders, as the case may be, acknowledge liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 11.7. If, within thirty (30) days after the receipt of counter-notice by Purchaser or the Shareholders, as the case may be, the Shareholders and the Purchaser shall not have reached agreement as to the claim in question, then the Party disputing the claim shall satisfy any undisputed amount as specified in Section 11.7 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three
(3) arbitrators, one selected by each of the Parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a Party shall be indemnified hereunder, the amount shall be satisfied as provided in
Section 11.7. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 11.6 is referred to as the "Determination Date."

     11.7   Manner of Indemnification by the Company and Shareholders. Where the
            ---------------------------------------------------------
Shareholders are obligated to indemnify the Purchaser Indemnified Parties under
Section 11.1 after the Closing Date, such indemnity obligation must be satisfied pursuant to the Escrow Agreement by the Shareholders. Thereafter (or, if the Closing Date fails to occur for any reason), such indemnity obligation must be satisfied by the Shareholders (or the Company, if the Closing Date fails to occur) by paying to that Purchaser Indemnified Party cash in an amount equal to the applicable Indemnified Damages.

     11.8   Certain Limitations.  The foregoing indemnification obligations are
            -------------------
subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 11 unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $100,000 in the aggregate; provided,
                                                                     --------
however, that the foregoing limitation shall not apply to any Indemnifiable
-------
Damages with respect to, as a result of or involving any intentional breach of a representation or warranty in this Agreement. In no event shall the liability under this Article 11 and Article 12 of the Other Merger Agreement of the Shareholders, on the one hand, or the Purchaser Indemnified Parties, collectively on the other hand, exceed the greater of (a) $5,000,000 and (b) the amounts, if any, held in escrow pursuant to Section 3.2 of this Agreement and
Section 3.2 of the Other Merger Agreement.

     11.9   Exclusive Remedy.  In the absence of bad faith, fraud, intentional,
            ----------------
knowing and willful misconduct, if the Closing occurs, the remedies provided in this Section 11 shall be the exclusive remedies of the parties hereto in connection with Indemnifiable Damages which arise from the breaches described in Sections 11.1(a) and (b) and 11.2(a) and (b) suffered by such party.

     11.10  Insurance Reduction.  All Indemnifiable Damages shall be determined
            -------------------
net of actual insurance proceeds received by the Indemnified Party, less costs and expenses incurred by the Indemnified Party in pursuing the Claim resulting in the Indemnifiable Damages; provided, however, that any such offset against
                              --------  -------
Indemnifiable Damages shall be subject to the paying insurance company's rights to subrogation and any limitations, restrictions or prohibitions on such offset imposed or required by the Indemnified Party's insurance policy. Nothing provided herein shall obligate either Party to pursue recovery for Indemnifiable Damages under any insurance policy.

                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1   Expenses.
            --------

            (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses) shall be borne by the Party incurring such costs and expenses and shall be paid by such Party.

            (b) Notwithstanding any provision in this Agreement to the contrary, if any of the Parties shall willfully default in its obligations hereunder, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting Party for all damages, costs and expenses, including without limitation reasonable legal and accounting expenses incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

     12.2   Notices.  All notices or other communications which are required or
            -------
permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

            (a)  If to Purchaser, to:

                 Direct Access Interactive, Inc.
                 3150 Holcomb Bridge Road, Suite 200
                 Norcross, Georgia  30071
                 Attn: President and Chief Financial Officer
                 Telefax:  (770) 248-9600

            Copy (which shall not constitute notice) to:

                 Nelson Mullins Riley & Scarborough, LLP
                 999 Peachtree Street, N.E.
                 Suite 1400
                 Atlanta, Georgia 30309
                 Attn: Susan L. Spencer, Esq.
                 Telefax:  (404) 817-6050

            (b)  If to the Company (prior to Closing) or the Shareholders, to:

                 SBS Corporation
                 1500 Resource Drive
                 Birmingham, Alabama  35242
                 Attn:  David W. Brasfield
                 Telefax:  (205) 408-4606

                 Copy (which shall not constitute notice) to:

                 Gene T. Price, Esq.
                 Burr & Forman, LLP
                 420 N. 20/th/ Street
                 3100 SouthTrust Tower
                 Birmingham, Alabama  35203
                 Telefax:  (205) 458-5100

            (c)  If to the Shareholders, to the addresses identified on Schedule
                                                                        --------
                 1 hereto:
                 -
                 Copy (which shall not constitute notice) to:

                 Gene T. Price, Esq.
                 Burr & Forman, LLP
                 420 N. 20/th/ Street
                 3100 SouthTrust Tower
                 Birmingham, Alabama  35203
                 Telefax:  (205) 458-5100

or such other addresses and telefax numbers as shall be furnished in writing by any Party, and any such notice or communications shall be deemed to have been given as of one business day after the date actually sent via overnight or express courier, five business days after mailed and upon telefax confirmation of receipt to addressee by the sender.

     12.3   Parties in Interest.  This Agreement shall be binding on and shall
            -------------------
inure to the benefit of the Parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any Party without the written consent of the other Parties; provided, however, Purchaser may assign its interests herein to
(a) an entity controlling, controlled by or under common control with Purchaser or (b) a purchaser or transferee of all or substantially all of the business or assets of Purchaser, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person or entity any rights or remedies under or by reason of this Agreement.

     12.4   Entire Agreement.  This Agreement, which includes the Disclosure
            ----------------
Schedules, Exhibits and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "Purchase Agreements"), contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     12.5   Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     12.6   Governing Law.
            -------------

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

            (b) Purchaser, the Company and the Shareholders consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States Federal District Courts of Georgia, in any judicial proceeding brought to enforce this Agreement. The Parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one Party against another Party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

     12.7   Arbitration.
            -----------

            (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (except as otherwise provided in this Section 12.7).

            (b) Termination or limitation of Purchaser's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Purchaser shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     12.8   Invalidity of any Part.  If any provision or part of this Agreement
            ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     12.9   Time of the Essence; Computation of Time. Time is of the essence of
            ----------------------------------------
each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the Party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.


                 [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, Purchaser, the Company and the Shareholders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                            PURCHASER

                                            Direct Access Interactive, Inc.

                                            By:  /s/ Donny R. Jackson
                                                 ----------------------------

                                            Its: President
                                                 ----------------------------


                                            THE COMPANY

                                            SBS Corporation

                                            By:  /s/ David W. Brasfield
                                                 ----------------------------

                                            Its: President
                                                 ----------------------------


                                            THE SHAREHOLDERS:


                                                 /s/ David W. Brasfield
                                            ---------------------------------
                                            David W. Brasfield

                                                 /s/ Robert D.Kirk, III
                                            ---------------------------------
                                            Robert D. Kirk, III

                                                 /s/ Michael H. Vaughn
                                            ---------------------------------
                                            Michael H. Vaughn